Exhibit 24.1

DUKE ENERGY HOLDING CORP.

Power of Attorney

Registration Statement on Form S-8

The undersigned Duke Energy Holding Corp., a Delaware corporation and certain of its officers and/or directors, do each hereby constitute and appoint Lynn J. Good, David L. Hauser, Julia S. Janson, Robert T. Lucas III and Steven K. Young, and each of them, to act as attorneys-in-fact for and in the respective names, places, and stead of the undersigned, to execute, seal, sign, and file with the Securities and Exchange Commission a registration statement or registration statements of said Duke Energy Holding Corp. on Form S-8 and any and all amendments thereto, hereby granting to said attorneys-in-fact, and each of them, full power and authority to do and perform all and every act and thing whatsoever requisite, necessary, or proper to be done in and about the premises, as fully to all intents and purposes as the undersigned, or any of them, might or could do if personally present, hereby ratifying and approving the acts of said attorneys-in-fact.

Executed as of the 30th day of March, 2006.

DUKE ENERGY HOLDING CORP.
(Registrant)

By:	/s/ Jim W. Mogg
Name:	Jim W. Mogg
Title:	President

(Corporate Seal)

ATTEST:

SIGNATURE	TITLE

/s/ Jim W. Mogg	Director and President (Principal Executive Officer)
Jim W. Mogg

/s/ David L. Hauser	Director and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)
David L. Hauser

/s/ Paul M. Anderson	Director
Paul M. Anderson

/s/ B. Keith Trent	Director
B. Keith Trent